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Exhibit 1.01(b)

FORM OF AMENDMENT NO. 2 TO

MORGAN STANLEY SPECTRUM SERIES

AMENDED AND RESTATED SELLING AGREEMENT

        The Amended and Restated Selling Agreement, dated as of March 7, 2000, as amended by Amendment No. 1 to the Selling Agreement, dated April 28, 2003 (the "Selling Agreement"), among Morgan Stanley Spectrum Select L.P. ("Select"), Morgan Stanley Spectrum Technical L.P. ("Technical"), Morgan Stanley Spectrum Strategic L.P. ("Strategic"), Morgan Stanley Spectrum Global Balanced L.P. ("Global Balanced"), and Morgan Stanley Spectrum Currency L.P.("Currency") (collectively, the "Partnerships"), Demeter Management Corporation, and Morgan Stanley DW Inc. ("Morgan Stanley DW") is hereby amended as set forth below. All provisions contained in the Selling Agreement remain in full force and effect and are modified only to the extent necessary to provide for the amendments set forth below. Terms used and not otherwise defined herein have the meaning ascribed to such term in the Selling Agreement.

        1.     Select plans to offer, sell and issue to the public an additional 23,000,000 Units, Technical plans to offer, sell and issue to the public an additional 40,000,000 Units, Strategic plans to offer, sell and issue to the public an additional 12,000,000 Units, and Currency plans to offer, sell and issue to the public an additional 25,000,000 Units pursuant to Registration Statements on Form S-1 (Sec File Nos.: 333-    •    , 333-    •    , 333-    •    , 333-    •    , and 333-    •    , respectively). Morgan Stanley DW agrees to act as the Partnerships' exclusive selling agent to offer and sell the additional Units on a best efforts basis in accordance with and subject to the terms and conditions set forth in the Selling Agreement. In such connection, all references in the Selling Agreement to the "Registration Statement," "Prospectus," or "Units" shall be deemed from the date hereof to include the Registration Statements, Prospectus and Units issued in connection with the above-referenced registrations of additional Units. All representations, warranties, and covenants contained in the Selling Agreement shall be deemed to be repeated on the date hereof.

        IN WITNESS WHEREOF, this Amendment No. 2 to the Selling Agreement has been executed on the    •     day of March, 2004.

Accepted and Agreed:		MORGAN STANLEY SPECTRUM SELECT L.P.
MORGAN STANLEY DW INC.		By:	Demeter Management Corporation, General Partner
By:	Jeffrey A. Rothman Executive Director	By:	Jeffrey A. Rothman President
MORGAN STANLEY SPECTRUM TECHNICAL L.P.
		By:	Demeter Management Corporation, General Partner
		By:	Jeffrey A. Rothman President
MORGAN STANLEY SPECTRUM STRATEGIC L.P.
		By:	Demeter Management Corporation, General Partner
		By:	Jeffrey A. Rothman President
MORGAN STANLEY SPECTRUM CURRENCY L.P.
		By:	Demeter Management Corporation, General Partner
		By:	Jeffrey A. Rothman President
DEMETER MANAGEMENT CORPORATION
		By:	Jeffrey A. Rothman President

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  Exhibit 1.01(b)
FORM OF AMENDMENT NO. 2 TO MORGAN STANLEY SPECTRUM SERIES AMENDED AND RESTATED SELLING AGREEMENT